SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      November 21, 2002

SAFEGUARD SCIENTIFICS, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	1-5620	23-1609753

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA	19087

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Required FD Disclosure.
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
PRESS RELEASE DATED NOVEMBER 21, 2002

ITEM 5.	Other Events and Required FD Disclosure.

         On November 21, 2002, Safeguard Scientifics, Inc. announced by a press release the $55 million cash acquisition of 100% of Alliance Consulting, an IT consulting firm that architects and implements digital enterprise strategies for its clients by building and integrating Information Technology across every line of business.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

99.1	Press Release of Safeguard Scientifics, Inc. dated November 21, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: November 22, 2002	By:	/s/ N. Jeffrey Klauder

N. Jeffrey Klauder Managing Director and General Counsel